UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                     April 26, 2005

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5620	23-1609753

(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA	19087

(Address of Principal Executive Offices)	(Zip Code)

610-293-0600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

     On April 26, 2005, the Compensation Committee of the Board of Directors of the Registrant adopted the 2005 Management Incentive Plan (the “2005 Plan”) to provide short-term cash incentives for the Registrant’s executive officers and certain other employees. The 2005 Plan provides the short-term, variable, at-risk component of the Registrant’s overall compensation program, which also includes base salary, long-term equity participation, and fringe benefits. The 2005 Plan is intended to assist the Registrant in attracting, retaining and motivating highly qualified and experienced managers. The 2005 Plan rewards corporate and individual performance with a goal of helping to align the total compensation of the participants with the interests of the Registrant’s shareholders.

     Under the 2005 Plan, variable cash incentives, if any, will be paid based on the achievement of specified corporate and individual objectives. The variable cash incentive component of each participant’s total compensation is based on a target amount. The Compensation Committee confirmed the following target variable cash incentives for 2005 for the Registrant’s executive officers (in accordance with the terms of their respective agreements with the Registrant):

Name	Target Variable Cash Incentive
Anthony L. Craig (1)	$720,000
Michael F. Cola	$275,000
Christopher J. Davis	$325,000
Steven J. Feder (2)	$150,000
John A. Loftus	$150,000

(1)	The Employment Transition and Retirement Agreement entered into with Mr. Craig (which was filed as an exhibit to the Registrant’s Form 8-K on April 15, 2005) sets forth the basis for the determination of the amount of any variable cash incentive paid to Mr. Craig for 2005, which is based on the 2005 Plan with a declining minimum payment based upon the date of his transition.

(2)	Pursuant to an agreement entered into with the Registrant at commencement of his employment, 50% of the target amount is a guaranteed minimum payment for Mr. Feder for 2005.

     There is no mandatory minimum award payable under the 2005 Plan. The actual cash incentive paid to a participant in the 2005 Plan may be adjusted based upon the achievement of corporate and individual objectives; provided, however, that payments are capped at 150% of the target variable cash incentive. Payments earned in the 2005 Plan will be paid on or before March 15, 2006.

     The Compensation Committee administers the 2005 Plan. On April 26, 2005, the Compensation Committee also approved the corporate objectives for the 2005 Plan. The quantitative corporate objectives focus on achieving specified levels of revenue and EBITDA at the Registrant’s controlled companies. The 2005 Plan also requires the Compensation Committee to evaluate the qualitative performance of the Registrant and management as part of the determination of incentive payments. Factors which the Compensation Committee anticipates considering in this evaluation include, without limitation, overall corporate performance, strategic positioning, deployment of capital in acquisitions of new companies and/or funding of growth or expansion plans of existing companies, and capital generation through asset sales or reductions in funding commitments. In addition, individual objectives have been established between each participant and the Registrant and vary depending upon each participant’s roles and responsibilities.

     The 2005 Plan is filed with this Current Report on Form 8-K as Exhibit 99.1. The foregoing description is subject to, and qualified in its entirety by, the 2005 Plan, which is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1 2005 Management Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: April 29, 2005	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel

Exhibit Index

99.1     2005 Management Incentive Plan